UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 March 28, 2008 (March 25, 2008)

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

 On March 25, 2008, Norfolk Southern Corporation's Board of Directors approved the addition of $64.0 million to its 2008 capital expenditures budget to accelerate the purchase of approximately 750 new coal cars.  Norfolk Southern has in place a multi-year program to replace its existing coal car fleet.  By purchasing these cars ahead of schedule and placing them in service prior to December 31, 2008, Norfolk Southern expects to be eligible to receive a bonus depreciation deduction for tax purposes under the Economic Stimulus Act of 2008.

Any statements contained in this Current Report on Form 8-K which are not related to historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ.  See the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for discussions of certain of these risks and uncertainties.

                                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                              SIGNATURES

                                                                              NORFOLK SOUTHERN CORPORATION

                                                                              (Registrant)

                                                                              /s/ Howard D. McFadden

                                                                              _________________________________

                                                                              Name:  Howard D. McFadden
                                                                              Title:    Corporate Secretary

Date:  March 28, 2008